Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of December 23, 2013, among Service Corporation International, a Texas corporation, (the “Parent”), the parent of Stewart Enterprises, Inc. (or its permitted successor), a Louisiana corporation (the “Company”), the Company, the Guarantors and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of April 18, 2011 and as amended and supplemented by a first supplemental indenture dated as of June 12, 2013 (the “Indenture”), providing for the issuance of 6.50% Senior Notes due 2019 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with the terms thereof, in each case with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding;

WHEREAS, the Parent has agreed to fully and unconditionally guarantee the Company’s obligations under the Indenture and the Notes, which guarantee is provided in this Supplemental Indenture; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Parent, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Parent hereby agrees as follows:

(a) Subject to Subsection 2(b) below, the Parent hereby fully and unconditionally guarantees (such guarantee being the “Parent Guarantee”) to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, that: (i) the principal of, and interest on, the Notes promptly will be paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and interest on, the Notes, if any, if lawful (subject in all cases to any applicable grace periods), and all other obligations of the Company to the Holders and the Trustee under the Indenture and the Notes will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether on the payment dates specified by such extension or renewal, by acceleration or otherwise. Failing payment when due by the Company of any amount so guaranteed for whatever reason, the Parent shall be obligated to pay the same immediately. The Parent agrees that this is a guarantee of payment and not a guarantee of collection.

The Parent hereby agrees that its obligations hereunder shall be full and unconditional, irrespective of the validity, regularity or enforceability of the Indenture or the Notes thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of the Indenture or the Notes, the recovery of any judgment against the Company, or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Subject to Section 6.06 of the Indenture, the Parent hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Parent Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company or any custodian, Trustee, liquidator or other similar official acting in relation to the Company, any amount paid by the Company to the Trustee or such Holder, this Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

The Parent agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

The Parent further agrees that (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Parent for the purposes of this Parent Guarantee. The Parent shall have the right to seek contribution from the Guarantors so long as the exercise of such right does not impair the rights of the Holders under this Parent Guarantee.

(b) The Parent, and by its acceptance of this Parent Guarantee, each Holder, hereby confirms that it is the intention of all such parties that the Parent Guarantee not constitute a fraudulent transfer or conveyance for the purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Parent Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Parent hereby irrevocably agree that the obligations of the Parent under the Parent Guarantee shall be limited to the extent necessary so that they shall not constitute a fraudulent transfer or conveyance.

(c) The Parent shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by Parent pursuant to the provisions of the Parent Guarantee or the Indenture; provided, however, that the Parent shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Notes issued under the Indenture shall have been paid in full.

3. Execution and Delivery. The Parent agrees that the Parent Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Parent Guarantee.

4. Release. The Parent shall be released from all of its obligations under the Parent Guarantee and under the Indenture upon Legal Defeasance or Covenant Defeasance in accordance with Article Eight of the Indenture or upon satisfaction and discharge of the Indenture in accordance with Article Eleven of the Indenture.

5. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Parent, as such, shall have any liability for any obligations of the Company or the Parent under the Notes, any Parent Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

6. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Parent and the Company.

10. Ratification and Effect; Confirmation of Note Guarantees.

Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect. Each Guarantor by its execution hereof hereby agrees pursuant to Section 5.01(c) of the Indenture that its Note Guarantee shall continue to be in full force and effect and shall apply to the obligations of the Company as the surviving entity of the merger between the Company and a wholly owned subsidiary of the Parent.

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Upon and after the execution of this Supplemental Indenture, each reference in the Indenture shall mean and be a reference to the Indenture as modified hereby.

11. Conditions Precedent. The Company represents and warrants that each of the conditions precedent to the Supplemental Indenture (including the conditions contained in Section 9.02 of the Indenture) have been satisfied in all respects. The Holders of at least a majority in principal amount of the outstanding Notes voting as a single class have consented to the Supplemental Indenture.

12. Conflicts and Invalidity.

To the extent of any inconsistency between the terms of the Indenture or the Global Notes and this Supplemental Indenture, the terms of this Supplemental Indenture will control.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

13. Entire Agreement. This Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the matters set forth herein.

14. Successors. All covenants and agreements in this Supplemental Indenture given by the parties hereto shall bind their successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PARENT:

SERVICE CORPORATION INTERNATIONAL

By:	/s/ Eric D. Tanzberger
Name:	Eric D. Tanzberger
Title:	Senior Vice President, Chief Financial Officer and Treasurer

COMPANY:

STEWART ENTERPRISES, INC.

By:	/s/ Curtis G. Briggs
Name:	Curtis G. Briggs
Title:	Vice President

GUARANTORS:

FOREST HILLS CEMETERY, LLC
GRIFFIN-LEGGETT INSURANCE AGENCY, LLC
S. E. FUNERAL HOMES OF ARKANSAS, LLC
S.E. FUNERAL HOMES OF CALIFORNIA, INC.
S.E. COMBINED SERVICES OF CALIFORNIA, INC.
SIMPLICITY PLAN OF CALIFORNIA, INC.
STEWART PRE-NEED SERVICES, INC.
CREMATION SOCIETY NORTHWEST, INC.
E.R. BUTTERWORTH & SONS
CHEATHAM HILL MEMORIAL PARK, INC.
THE SIMPLICITY PLAN, INC.
S.E. CEMETERIES OF ALABAMA, LLC
S.E. COMBINED SERVICES OF ALABAMA, LLC
S.E. FUNERAL HOMES OF ALABAMA, LLC
ROSE HAVEN FUNERAL HOME AND CEMETERY, INC.
S.E. FUNERAL HOMES OF ILLINOIS, INC.
D.W. NEWCOMER’S SONS, INC.
DWN PROPERTIES, INC.
THE LINCOLN MEMORIAL PARK CEMETERY ASSOCIATION
S.E. FUNERAL HOMES OF TENNESSEE, INC.
PASADENA FUNERAL HOME, INC.
S.E. FUNERAL HOMES OF TEXAS, INC.
S.E. CEMETERIES OF TEXAS, INC.
S.E. CEMETERIES OF WISCONSIN, INC.
FUNERAL SECURITY PLANS, INC.
HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.
BOUNDS FUNERAL HOME, INC.
CEDAR HILL CEMETERY COMPANY, INC.
CREST LAWN MEMORIAL GARDENS, INC.
FORT LINCOLN CEMETERY, INC.
FORT LINCOLN FUNERAL HOME, INC.
HILLCREST MEMORIAL CEMETERY, INC.
HINES-RINALDI FUNERAL HOME, INC.
JOHN M. TAYLOR FUNERAL HOME, INC.
LOUDON PARK CEMETERY COMPANY
LOUDON PARK FUNERAL HOME, INC.
NATIONAL HARMONY MEMORIAL PARK, INC.
PARKLAWN, INC.
SIMPLE TRIBUTE OF MARYLAND, INC.
THE PARKWOOD CEMETERY COMPANY
WILLIAM W. CHAMBERS, INC.
CATAWBA MEMORIAL PARK, INC.
GARRETT — HILLCREST, INC.
MCLAURIN’S FUNERAL HOME, INC.
S.E. CEMETERIES OF NORTH CAROLINA, INC.
S.E. FUNERAL HOMES OF NORTH CAROLINA, INC.
GEORGE WASHINGTON MEMORIAL PARK, INC.
KIRK & NICE SUBURBAN CHAPEL, INC.
KIRK & NICE, INC.
S.E. ACQUISITION OF PENNSYLVANIA, INC.
SUNSET MEMORIAL PARK COMPANY
DUNBAR FUNERAL HOME
S.E. CEMETERIES OF SOUTH CAROLINA, INC.

S.E. COMBINED SERVICES OF SOUTH CAROLINA, INC.
S.E. FUNERAL HOMES OF SOUTH CAROLINA, INC.
MONTE VISTA BURIAL PARK, INC.
S.E. COMBINED SERVICES OF TENNESSEE, INC.
CLINCH VALLEY MEMORIAL CEMETERY, INC.
EVERLY PFP, INC.
BARTLETT-BURDETTE-COX FUNERAL HOME, INC.
CASDORPH & CURRY FUNERAL HOME, INC.
EASTERN CEMETERY ASSOCIATES, INC.
KLINGEL-CARPENTER MORTUARY, INC.
LOI CHARLESTON, INC.
NATIONAL EXCHANGE TRUST, LTD
NATIONAL FUNERAL SERVICES, INCORPORATED
S.E. ACQUISITION OF MALDEN, WEST VIRGINIA, INC.
S.E. CEMETERIES OF WEST VIRGINIA, INC.
S.E. FUNERAL HOMES OF WEST VIRGINIA, INC.
WILSON FUNERAL HOME, INC.
DRUID RIDGE CEMETERY COMPANY
PARKWOOD MANAGEMENT COMPANY
CHAPEL OF THE ROSES, INC.
CHAPEL OF THE VALLEY FUNERAL HOME, INC.
J.P. FINLEY AND SON MORTUARY, INC.
SUNSET HILLS MEMORIAL PARK
ABBY PLAN OF TEXAS, INC.
EMERALD HILLS FUNERAL CORPORATION
GUARDIAN CREMATION SOCIETY, INC.
SIMPLICITY PLAN OF TEXAS, INC.
S.E. COMBINED SERVICES OF TEXAS, INC.
S.E. FUNERAL HOME OF COPPELL, TEXAS, INC
GRIFFIN-LEGGETT, LLC
S.E. ACQUISITION OF CALIFORNIA, INC.
CEMETERY MANAGEMENT, INC.
EASTLAWN CORPORATION
HOLLY HILL MEMORIAL PARK, INC.
BALLYHOO INNOVATIONS, INC.
STEWART ENTERPRISES (EUROPE), INC.
S.E. MID-ATLANTIC, INC.
LAKEWOOD MEMORIAL PARK, INC.
MONTLAWN MEMORIAL PARK, INC.
S.E. ACQUISITION OF OREGON, INC.
THE NASHVILLE HISTORIC CEMETERY ASSOCIATION, INC.
LAKE LAWN METAIRIE FUNERAL HOME
S.E. FUNERAL HOMES OF FLORIDA, LLC
S.E. CEMETERIES OF FLORIDA, LLC
S.E. COMBINED SERVICES OF FLORIDA, LLC
EMPRESAS STEWART-FUNERARIAS, INC.
ENDURING MEMORIES, INC.
NAILKNOT, LLC
S.E. CEMETERIES OF VIRGINIA, LLC
S.E. FUNERAL HOMES OF VIRGINIA, LLC
STEWART RESOURCE CENTER, LLC
ACME MAUSOLEUM, LLC
S.E. CEMETERIES OF LOUISIANA, LLC
S.E. FUNERAL HOMES OF LOUISIANA, LLC
STEWART SERVICES, LLC
SYMPATHYSHOP.COM, L.L.C.

S.E. SOUTH-CENTRAL, LLC
KANAWHA PLAZA PARTNERSHIP

By:	/s/ Curtis G. Briggs
Name:	Curtis G. Briggs
Title:	Authorized Signatory

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Joshua A. Hahn
Name:	Joshua A. Hahn
Title:	Vice President